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                                                                     EXHIBIT 21.


                         JACOBS ENGINEERING GROUP INC.

                            PARENTS AND SUBSIDIARIES


   The following table sets forth all subsidiaries of the Company other than subsidiaries that, when considered in the aggregate, would not constitute a significant subsidiary, including the percentage of issued and outstanding voting securities beneficially owned by the Company.


   Jacobs Engineering Company, a California corporation                  100.00%

   Jacobs Engineering Group of Ohio, Inc., an Ohio corporation           100.00%

   Jacobs Services Company, a California corporation                     100.00%

   Jacobs Engineering, Inc., a Delaware corporation                      100.00%

   Jacobs Computing Services Limited, A Republic of Ireland company      100.00%

   Pegasus Engineering Holdings Limited, a Republic of Ireland company   100.00%

   Jacobs/Pegasus Engineering Limited, a Republic of Ireland company     100.00%

   Jacobs Sereland SA, a Spanish company                                  86.76%

   Jacobs Sereland SA, an Argentinian company                            100.00%

   JE Finance, LLC, a Delaware company                                   100.00%

   Jacobs France, SARL, a French company                                 100.00%

   Jacobs Finance SA, a French company                                   100.00%

   Jacobs Engineering SA, a French company                               100.00%

   Jacobs Serete SA a DCS, a French company                              100.00%

   3S SA, a French company                                               100.00%

   Jacobs Serete Italia SPA, an Italian company                          100.00%

   Jacobs Construction Management (Malaysia) Sdn. Bhd.,
     a Malaysian company                                                 100.00%

   Jacobs Engineering Singapore Pte. Ltd., a Singapore company           100.00%

   Jacobs Pan American Corp., a Virgin Islands company                   100.00%

   Jacobs International Limited, Inc., a Panama corporation              100.00%

   Jacobs International Limited, a Republic of Ireland company           100.00%

   Jacobs Engineering Limited, an English company                        100.00%

   JE Professional Resources Limited, an English company                 100.00%

   Jacobs/H&G Engineering Limited, an English company                    100.00%

   Jacobs/Humphreys & Glasgow Limited, an English company                100.00%

   Jacobs H&G Limited, an Indian company                                  69.98%

   HGC Constructors, Ltd., an Indian company                              56.00%

   Niryaat Overseas (India) Ltd., an Indian company                      100.00%

   Jacobs Constructors, Inc., a Louisiana corporation                    100.00%

   Jacobs Constructors of California Inc., a California corporation      100.00%

   Jacobs Maintenance, Inc., a Louisiana corporation                     100.00%

   JE Merit Constructors, Inc., a Texas corporation                      100.00%

   JE Remediation Technologies, Inc., a Louisiana corporation            100.00%

   JE Professional Resources, Inc., a California corporation             100.00%

   The Pace Consultants, Inc., a Texas corporation                       100.00%

   Payne & Keller Company, Inc., a Louisiana corporation                 100.00%

   Jacobs Applied Technology, Inc., a Delaware corporation               100.00%

   Applied Engineering Company - Ohio, Inc., a South
     Carolina corporation                                                100.00%

   Triad Technologies, Inc., a Delaware corporation                      100.00%
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   KDW Engineering, Inc., a California corporation                       100.00%

   Willow Street Properties, Inc., a California corporation              100.00%

   CRSS Constructors, Inc., a Delaware corporation                       100.00%

   CRSS International, Inc., a South Carolina corporation                100.00%

   CRSS of New York, Inc., a New York corporation                        100.00%

   Jacobs Engineering Foreign Sales Corporation, a Barbados corporation  100.00%

   Jacobs Engineering, S.A. de C.V., a Mexican corporation               100.00%

   Jacobs Engineering, S.A., a Chile corporation                         100.00%

   Rocky Flats Closure Site Services LLC, a Delaware company             100.00%


   All subsidiaries and affiliates are included in the Consolidated Financial Statements.

   Dr. Joseph J. Jacobs may be deemed to be a "parent" of Jacobs Engineering Group Inc. under the federal securities laws. Refer to Item 12 of the accompanying report on Form 10-K for information about Dr. Jacobs' share ownership and position with the Company.